UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 8, 2018

Checkpoint Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-55506	47-2568632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Gansevoort Street, 9th Floor

New York, New York 10014

(Address of Principal Executive Offices)

(781) 652-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 8, 2018, Checkpoint Therapeutics, Inc., a Delaware Corporation (“Checkpoint” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with National Securities Corporation, as representative of the several underwriters named therein (the “Underwriters”). Pursuant to the Underwriting Agreement, the Company agreed to sell to the Underwriters, and the Underwriters agreed to purchase for resale to the public, in a firm commitment underwritten public offering, 4,600,000 shares (the “Firm Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), at a price to the public of $4.35 per share, less underwriting discounts and commissions. In addition, pursuant to the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 45 days, to purchase up to an additional 690,000 shares of Common Stock (the “Additional Shares” and, together with the Shares, the “Offered Shares”). The sale of the Offered Shares was registered pursuant to a Registration Statement (No. 333-221493) on Form S-3, which was filed by the Company with the Securities and Exchange Commission on November 9, 2017, and declared effective on December 1, 2017. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein.

National Securities Corporation, a wholly owned subsidiary of National Holdings Corporation is acting as sole book running manager for the offering. H.C. Wainwright & Co is acting as lead manager. Lake Street Capital Markets, LLC, is acting as a qualified independent underwriter within the meaning of FINRA Rule 5121 in connection with this offering.

The net proceeds to the Company are expected to be approximately $18,100,000, assuming no exercise of the option to purchase Additional Shares and after deducting underwriting discounts and commissions and estimated expenses payable by the Company associated with the offering.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

Alston & Bird LLP, counsel to the Company, delivered an opinion as to the validity of the Offered Shares, a copy of which is attached hereto as Exhibit 5.1 and is incorporated by reference herein.

Item 8.01.	Other Events.

On March 8, 2018, the Company entered into an underwriting agreement with the Underwriters. Pursuant to the Underwriting Agreement, the Company agreed to sell to the Underwriters, and the Underwriters agreed to purchase for resale to the public, 4,600,000 shares of the Company’s Common Stock, along with the option to purchase, exercisable for 45 days, up to an additional 690,000 shares. This Current Report on Form 8-K is being filed in part to incorporate the Expense Table set forth below and the opinion by reference into such Registration Statement.

Securities and Exchange Commission Registration Fee	$*

Legal Fees and Expenses	$100,000

Accountants’ Fees and Expenses	$50,000

Printing and Duplicating Fees	$50,000

Transfer Agent’s Fees and Expenses	$10,000

Miscellaneous Expenses	$15,000

Total	$225,000	**

*Previously paid

**Excludes reimbursement of Underwriters’ expenses

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description

1.1	Underwriting Agreement, entered into by Checkpoint Therapeutics, Inc. on March 8, 2018, with National Securities Corporation.

5.1	Opinion of Alston & Bird LLP.

23.1	Consent of Alston & Bird LLP (included in the opinion filed as Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHECKPOINT THERAPEUTICS, INC. (Registrant)

Date: March 8, 2018	By:	/s/ James F. Oliviero
	Name:	James F. Oliviero
	Title:	President and Chief Executive Officer